EXHIBIT 10.10

AMENDMENT 2002-1

MERCURY GENERAL CORPORATION

PROFIT SHARING PLAN

WHEREAS, Mercury General Corporation (the “Company”) maintains the Mercury General Corporation Profit Sharing Plan (the “Plan”); and

WHEREAS, pursuant to Section 9.1 of the Plan, the Company is authorized to amend the Plan; and

WHEREAS, the Company desires to amend the Plan to make certain changes requested by the Internal Revenue Service (“IRS”) so that the IRS may issue a favorable determination letter with respect to the Plan’s amendment and restatement to comply with the provisions of the Uruguay Round Agreements Act of 1994, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998 and the Community Renewal Tax Relief Act of 2000.

NOW, THEREFORE, this Amendment 2002-1 is hereby adopted, effective as of January 1, 2002, except as otherwise noted:

1. Subclause (a) of the first sentence of the definition of “Eligible Employee” under Section 1.2 of the Plan is amended to read as follows:

“(a) all Leased Employees;”

2. The definition of “Employee” under Section 1.2 of the Plan is amended in its entirety to read as follows:

“‘Employee’ shall mean every person employed by the Company, or a Related Company, including any Leased Employee or any other individual required to be treated as employed by the Company or a Related Company under Section 414(o) of the Code.”

3. The following new definition of “Leased Employee” is added to Section 1.2 of the Plan immediately following the definition of “Investment Manager:”

“‘Leased Employee’ shall mean any person (other than an employee of the recipient) who, pursuant to an agreement between the recipient and any other person (‘leasing organization’), has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under the primary direction and control of the recipient.”

4. Section 5.1 of the Plan is amended in its entirety to read as follows, effective with respect to limitation years beginning after December 31, 1994:

“5.1 Section 415 Limitations.

“Effective for limitation years beginning after December 31, 1994, notwithstanding anything else contained herein, the Annual Additions, to all the Accounts of a Participant, shall not exceed the lesser of $30,000 (adjusted as permitted under Section 415(d)(1) of the Code and regulations issued thereunder) or 25% of the Participant’s Section 415 Compensation from the Company and all Related Companies during the Plan Year, in accordance with the provisions of Appendix A attached hereto.”

IN WITNESS WHEREOF, this Amendment 2002-1 is hereby adopted this 26th day of April, 2002.

MERCURY GENERAL CORPORATION

By:	/s/ GEORGE JOSEPH